Exhibit 10

05/31/99

                              EMPLOYMENT AGREEMENT
                              --------------------

          THIS AGREEMENT,  made as of the 1st day of June, 1999, between Patrick
K. Gantert, an individual resident of Wisconsin ("Gantert"), and LaCrosse Footwear, Inc., a Wisconsin corporation (the "Company").

                              W I T N E S S E T H :

          WHEREAS, the Company desires to continue to retain the services of Gantert as President and Chief Executive Officer;

          WHEREAS, Gantert desires to continue to be employed by the Company on the terms and conditions hereinafter set forth in this Agreement;

          WHEREAS, the Company desires to provide Gantert with supplemental retirement benefits sufficient to provide him with a retirement income of sixty-five percent (65%) of his base salary, assuming retirement at age 65 (after taking into account qualified plan and Social Security benefits);

          WHEREAS, the Company could provide such supplemental retirement benefits to Gantert directly, or indirectly through an insurance policy or other funding mechanism;

          WHEREAS, Gantert, who already has a substantial portion of his net worth in the Company's common stock (including stock options) and is otherwise financially dependent on the future success of the Company, prefers to have such supplemental retirement benefits funded indirectly through an insurance policy in order to diversify his credit risk; and

          WHEREAS, the Company is willing to accede to Gantert's request on the understanding that the parties have made certain assumptions about the future that are incorporated in such insurance policy, and that Gantert will look solely to such insurance policy to provide such supplemental retirement benefits.

          NOW, THEREFORE, in consideration of the mutual promises set forth herein and the mutual benefits to be derived from this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. Positions and Duties. Subject to the terms and conditions of this Agreement, from the effective date of this Agreement until January 31, 2005, the Company shall employ Gantert as its President and Chief Executive Officer. In such position, Gantert shall perform such duties of a managerial nature as shall be assigned to him from time to time by the Board of Directors of the Company. Gantert will devote his best efforts to his employment with the Company and shall devote substantially all of his business time and attention to the performance of his duties under this Agreement.

          2. Term of Employment. Except if terminated earlier as provided below, the Company's employment of Gantert under this Agreement shall continue until January 31, 2005; provided, however, that the term of employment under this Agreement shall be automatically renewed for successive one-year periods unless, at least one hundred eighty (180) days prior to January 31, 2005, or the end of the then current term of this Agreement, either party shall give written notice to the other party of such party's intent not to renew the term of employment under this Agreement as of the end of the then current term. The Company's employment of Gantert under this Agreement shall terminate prior to the end of the term hereof only under the following circumstances:

          (a) Death. Gantert's death;

          (b) Disability. If, as a result of Gantert's illness, physical or mental disability or other incapacity resulting in Gantert's inability to perform his duties under this Agreement for any period of six (6) consecutive months, and within thirty (30) days after written notice of termination is given by the Company (which may occur before or after the end of such 6-month period), he shall not have returned to the performance of his duties hereunder on a full-time basis, the Company may terminate Gantert's employment hereunder;

          (c) Termination for Good Cause. The Company may, upon written notice, terminate Gantert's employment for Good Cause. "Good Cause" for purposes of this Paragraph (2)(c) shall mean Gantert's conviction of a felony, conviction of a crime involving moral turpitude or such other serious personal misconduct by Gantert of such a nature as would render his continued employment detrimental to the best interests of the Company;

          (d) Consolidation, Merger or Comparable Transaction. In the event that the Company consolidates with or merges with and into any other entity or enters into a comparable capital transaction pursuant to which the Company is not the continuing or surviving corporation or if the Company is the continuing or surviving corporation and the beneficial owners of the Company have substantially changed, Gantert's employment may, by written notice of termination, be terminated by the Company upon the later of (i) the consummation of such consolidation, merger or comparable transaction or
     (ii) January 31, 2005;

          (e) Voluntary Termination by Gantert. Gantert's employment shall terminate sixty (60) days after written notice of termination is delivered by Gantert to the Company or such earlier time as the Company may specify in writing upon receipt of Gantert's notice of termination;

          (f) Voluntary Termination by the Company. The Company may terminate Gantert's employment for any reason after January 31, 2005; or

          (g) Retirement. Gantert may terminate employment by retirement upon attaining age 55 in accordance with the then existing retirement policy of the Company or by mutual agreement with the Company. The Company may require Gantert to retire upon attaining age 65; such a decision shall not be treated as a voluntary termination by the Company for purposes of Paragraph 2(f) above.

In no event shall the termination of Gantert's employment affect the rights and obligations of the parties set forth in this Agreement, except as expressly set forth herein. Under certain circumstances the Company's obligations to pay certain insurance premiums and to make certain deferred compensation accruals shall survive the term of Gantert's employment with the Company.

          3. Compensation. During the term of this Agreement, Gantert shall be entitled to the following compensation for services rendered to the Company:

          (a) Gantert shall be entitled to receive a minimum annual base salary of $238,000, effective June 1, 1999. Thereafter, any increase in minimum annual base salary shall be determined at least annually by the Company's Board of Directors with consideration given to the average increase in base salaries made available to the Company's executive management group generally; provided, however, that in no event shall Gantert's annual base salary be reduced without his prior consent.

          (b) For each Company fiscal year during the term of this Agreement, Gantert shall be entitled to participate in any incentive bonus or compensation plan made available by the Company to its executives generally. With respect to any such incentive bonus or compensation plan, in the event Gantert is not employed by the Company for a full Company fiscal year, he shall be entitled to receive a pro rata incentive bonus or compensation payment equal to (i) the number of full calendar months during which he was employed by the Company during such fiscal year, divided by twelve (12), multiplied by (ii) the incentive bonus or compensation that he would have been entitled to receive had he been employed by the Company for the full fiscal year; provided, however, that Gantert shall not be entitled to any incentive bonus or compensation payment if his termination of employment with the Company was for Good Cause as provided in Paragraph 2(c) hereof.

          (c) Gantert's base salary shall be paid ratably during each 12-month period under this Agreement on a monthly basis. The bonus provided in Paragraph 3(b) shall be paid in a single payment no later than thirty (30) days after the independent certified public accountants regularly employed by the Company have made available to the Company the financial statements for the appropriate fiscal year. All payments under this Agreement shall be subject to withholding or deduction by reason of the Federal Insurance Contribution Act, Federal income tax, state income tax and similar laws and regulations.

          4. Fringe Benefits. During the term of this Agreement:

          (a) Gantert shall be entitled to four (4) weeks paid vacation for each year during the term of this Agreement. Gantert shall also be entitled to participate at the Company's expense, in any retirement plan, pension plan, employee stock purchase plan, employee stock option plan, life insurance plan, health insurance plan or fringe or other benefit which the Company from time to time makes available generally to its executive employees; provided, however, that (i) the supplemental retirement benefits provided under subparagraph (d) shall be taken into account by the Company in determining Gantert's eligibility or extent of participation in any future retirement plan, pension plan or comparable benefit plan and (ii) any vacation not taken as of the end of any year during the term of this Agreement shall be forfeited. Gantert shall be compensated by the Company for all reasonable business expenses incurred by him on behalf of the Company upon presentation of appropriate documentation.

          (b) As long as life insurance on Gantert's life is available at regular rates, the Company shall purchase and maintain a term life insurance policy on Gantert's life in the face amount of $500,000 which shall be payable to a beneficiary designated by Gantert. Gantert agrees to submit to any requested physical examination and to cooperate fully in connection with the purchase and retention of such life insurance policy.

          (c) The Company and Gantert shall establish a "split dollar" life insurance policy (the "Split Dollar Policy"), which shall be owned by Gantert and with respect to which Gantert shall enjoy all of the attributes of ownership, subject only to the Company's right to be reimbursed, without interest or any increase or decrease, for the dollar amount of premiums it expends. Subject to the terms and conditions of this Agreement, the Company shall make premium payments to such Split Dollar Policy in accordance with the attached Exhibit A. The Company shall retain the right to be reimbursed for the dollar amount of the aggregate premiums paid with respect to the Split Dollar Policy upon the later of (i) the sixteenth (16th) anniversary date of the effective date of the Split Dollar Policy or (ii) the termination of Gantert's employment with the Company in accordance with the then current retirement policy of the Company. The Company and Gantert shall cooperate in good faith to ensure that their relative rights are properly recorded on the books of the insurance company that issues the Split Dollar Policy. The Company shall make the required premium payments to the Split Dollar Policy until the earlier of (i) January 1, 2015, or
     (ii) the termination of Gantert's employment with the Company as a result of death (Paragraph 2(a)), disability (Paragraph 2(b)), termination for Good Cause (Paragraph 2(c)), a consolidation, merger or comparable transaction after January 31, 2005, involving the Company (Paragraph 2(d)), Gantert's voluntary termination (Paragraph 2(e)) or Gantert's retirement in accordance with the then existing retirement policy of the Company (Paragraph 2(g)) (except for retirement on or after age 55 under circumstances where the Company has not allowed Gantert to continue as the Chief Executive Officer); provided, however, that in the event that the Company does not allow Gantert to continue as the Chief -------- ------- Executive Officer of the Company at any time after January 31, 2005, the Company shall continue to make such premium payments to the Split Dollar Policy (but in no event shall any such premium payment be required after January 1, 2015).

          (d) The Company shall establish an unfunded deferred compensation account (the "Deferred Compensation Account") for Gantert effective as of the date hereof. Gantert and/or his personal representative(s) or estate shall not have any right to receive any amount from such Deferred Compensation Account until the later of (i) January 31, 2015, or (ii) the termination of Gantert's employment with the Company in accordance with the then current retirement policy of the Company. The Deferred Compensation Account shall be established solely for measurement purposes, and Gantert and/or his personal representative(s) or estate shall have no right to receive any amount from such Deferred Compensation Account except in strict compliance with the provisions of this Agreement. Subject to the terms and conditions of this Agreement, the Company shall credit amounts to such Deferred Compensation Account in accordance with the attached Exhibit B. The Deferred Compensation Account shall not be increased or decreased to reflect the time value of money or foregone interest or other income, but shall represent solely the actual dollar amount of the amounts credited to such account. The Company shall make the required credits to the Deferred Compensation Account until the earlier of (i) January 1, 2015, or (ii) the termination of Gantert's employment with the Company as a result of death (Paragraph 2(a)), disability (Paragraph 2(b)), termination for Good Cause (Paragraph 2(c)), a consolidation, merger or comparable transaction after January 31, 2005, involving the Company (Paragraph 2(d)), Gantert's voluntary termination (Paragraph 2(e)) or Gantert's retirement in accordance with the then existing retirement policy of the Company (Paragraph 2(g)) (except for retirement on or after age 55 under circumstances where the Company has not allowed Gantert to continue as the Chief Executive Officer); provided, however, that (i) in the event that the Company does not allow Gantert to continue as the Chief Executive Officer of the Company at any time after January 31, 2005, the Company shall continue to make such credits to the Deferred Compensation Account (but in no event shall any such credit be required after January 1, 2015) and (ii) in the event Gantert dies prior to retiring from the Company, or retires in contemplation of death or voluntarily terminates employment with the Company (in either case prior to attaining age 65) in contemplation of death, any amounts then due him pursuant to such Deferred Compensation Account shall be forfeited and no further payments shall be due or owing to Gantert or his estate pursuant to the provisions of such Deferred Compensation Account. The Company shall pay Gantert and/or his personal representative(s) or estate the value of the Deferred Compensation Account in ten (10) substantially equal installments commencing upon the earliest of his retirement in accordance with the current retirement plan of the Company, death, permanent disability or January 31, 2015. Gantert acknowledges that, in partial consideration for the establishment and funding of the Deferred Compensation Account, he forfeits, waives and releases any right he has to receive any amount under the Company's Deferred Compensation Plan for Key Employees. Gantert and/or his personal representative(s) or estate have the status of a general unsecured creditor of the Company and this Agreement constitutes a mere promise by the Company to make the payments set forth above in the future. Gantert and the Company intend that these arrangements be unfunded for tax purposes and for purposes of Title I of ERISA. Nothing in this Agreement shall give Gantert, or any other person, any right, title, interest, or claim in or to any specific assets, fund, reserve, account, or property of any kind whatsoever owned by the Company or in which it may have any right, title, or interest now or in the future.

          (e) The Company shall guarantee a bank loan (or any  replacement  bank loan) arranged by Gantert for his personal benefit with a maximum principal balance of One Hundred Fifty Thousand Dollars ($150,000); provided, however, that such maximum principal balance shall be reduced by Twenty-five Thousand Dollars ($25,000) each February 15th commencing February 15, 2000, until such bank loan (or any replacement bank loan) shall mature, and related guarantee shall expire, on February 15, 2005. The parties understand and agree that this bank loan shall be used to repay promptly in full the outstanding principal balance and interest on the Promissory Note, dated October 9, 1998, executed and delivered by Gantert to the Company.

          (f) During each calendar year during the term of this Agreement, the Company shall pay or reimburse Gantert for up to Two Thousand Five Hundred Dollars ($2,500) for personal financial, tax, accounting and/or estate planning services upon request and presentation of appropriate invoices or other documentation.

          5. Termination Payments. In addition to any benefits due under the Company's Retirement Plan ("Retirement Plan"), Gantert shall be entitled to receive the following payments upon termination of his employment hereunder:

          (a) In the event of the termination of Gantert's employment pursuant to Paragraph 2(b) hereof, the Company shall continue to pay the base salary due Gantert under Paragraph 3 hereof for a period of twelve (12) months from and after the date of such termination; provided, however, that any disability insurance payments received by Gantert shall be offset against the amounts otherwise required to be paid by the Company hereunder.

          (b) In the event of termination of Gantert's employment pursuant to Paragraph 2(c) hereof, the Company shall pay to Gantert only such amounts due him as of the date of such termination.

          (c) In the event of termination of Gantert's employment pursuant to Paragraph 2(d) hereof under circumstances where Gantert does not continue to be employed by the Company or such continuing or successor corporation, the Company shall continue to pay the base salary and incentive compensation due Gantert under Paragraph 3 hereof for a period of twelve
     (12) months from and after the date of such termination.

          (d) In the event of termination of Gantert's employment pursuant to Paragraph 2(f) hereof, the Company shall continue to pay the base salary due Gantert under Paragraph 3 hereof for a period of six (6) months from and after the date of such termination.

          (e) In the event that Gantert violates the provisions of Paragraph 6 hereof after the termination of his employment with the Company, the payments and benefits provided under this Agreement shall be automatically forfeited.

          6. Covenant Not to Compete and Non-Disclosure.
             ------------------------------------------

          (a) During the term of this Agreement and for a period of two (2) years following the termination of his employment with the Company, Gantert covenants and agrees that neither he nor any of his affiliates (including any corporation or entity in which he is an officer, director or partner, or in which he owns beneficially five percent (5%) or more of any class of equity securities) shall within the United States or Canada, whether directly or indirectly, with or without compensation, enter into, engage in or be employed by or act as a consultant to any corporation or other commercial enterprise which competes with the Company, or solicit or do any business with any existing customers of the Company.

          (b) Gantert agrees to disclose promptly to the Company and does assign and agree to assign to the Company, free from any obligation to him, all his right, title and interest in and to any and all ideas, concepts, processes, improvements and inventions made, conceived, written, acquired, disclosed or developed by him, solely or in concert with others, during the term of his employment by the Company, which relate to the business, activities or facilities of the Company, or resulting from or suggested by any work he may do for the Company or at its request. Gantert further agrees to deliver to the Company any and all drawings, notes, photographs, copies, outlines, specifications, memoranda and data relating to such ideas, concepts, processes, improvements and inventions, to cooperate fully during his employment and thereafter in the securing of copyright, trademark or patent protection or other similar rights in the United States and foreign countries, and to give evidence and testimony and to execute and deliver to the Company all documents requested by it in connection therewith.

          (c) Except as expressly set forth below, Gantert agrees, whether during his employment pursuant to this Agreement or thereafter, except as authorized or directed by the Company in writing, not to disclose to others, use for his benefit, copy or make notes of any confidential knowledge or trade secrets or any other knowledge or information of or relating to the business, activities or facilities of the Company or any of its affiliates which may come to his knowledge during his employment pursuant to this agreement or thereafter. Gantert shall not be bound to this obligation of confidentiality and nondisclosure if:

               (i) the knowledge or information shall become part of the public domain by publication or otherwise through no fault of Gantert;

               (ii) the knowledge or information is known to the recipient prior to the receipt of the disclosure from Gantert; or

               (iii) the knowledge or information is disclosed to the recipient by a third party who is in lawful possession of the knowledge or information and has the lawful right to make disclosure thereof.

          (d) Upon termination of employment pursuant to this Agreement for any reason whatsoever, Gantert will deliver to the Company all records, notes, data, memoranda, photographs, models and equipment of any nature which are in his possession or control and which are the property of the Company or which relate to his employment or to the business, activities or facilities of the Company or any of its affiliates.

          (e) The parties understand and agree that the remedies at law for breach of the covenants in this Paragraph 6 would be inadequate and that the Company shall be entitled to injunctive or such other equitable relief as a court may deem appropriate for any breach of these covenants. If any of these covenants shall at any time be adjudged invalid to any extent by any court of competent jurisdiction, such covenant shall be deemed modified to the extent necessary to render it enforceable.

          7. Entire Agreement. This instrument embodies the entire agreement between the parties hereto with respect to Gantert's employment with the Company, and there have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein.

          8. No Assignment. This Agreement shall not be assigned by Gantert without the prior written consent of the Company and any attempted assignment without such prior written consent shall be null and void and without legal effect. Gantert's rights to benefit payments hereunder are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of Gantert and/or his personal representative(s), estate or beneficiaries.

          9. Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if delivered by hand or if mailed, by certified or registered mail, with postage prepaid:

          (a) If to Gantert, to Patrick K. Gantert, c/o LaCrosse Footwear, Inc., 1407 St. Andrew Street, P.0. Box 1328, La Crosse, Wisconsin 54601, or to such other person or place as Gantert may specify in a prior written notice to the Company;

          (b) If to the Company, to LaCrosse Footwear, Inc., 1407 St. Andrew Street, P.0. Box 1328, La Crosse, Wisconsin 54601, Attention: Chairman of the Board, or to such other person or place as the Company may specify in prior written notice to Gantert.

          10. Amendment; Modification. This Agreement shall not be amended, modified or supplemented other than in a writing signed by both parties hereto.

          11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

          12. Headings. The headings in the sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

          13. Severability. The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, the Agreement shall be construed with the invalid or inoperative provision deleted, and the rights and obligations of the parties shall be construed and enforced accordingly.

          14. Governing Law. This Agreement shall be governed by and construed in accordance with the internal law of the State of Wisconsin.

          15. Remedies. Each party to this Agreement shall have available all rights and remedies (including claims for damages and equitable relief) for any breach or violation of this Agreement by the other party, and any provision in this Agreement specifically allowing a particular remedy shall not be construed or interpreted to limit the rights and remedies available to such party.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                         /s/ Patrick K. Gantert (SEAL)
                                         -------------------------------------
                                         Patrick K. Gantert ("Gantert")


                                         LACROSSE FOOTWEAR, INC.
                                         ("Company")


                                         By:/s/ George W. Schneider
                                         -------------------------------------


                                         Attest: /s/ Luke E. Sims
                                                 -----------------------------

Attachment: Exhibit A
            Exhibit B

                                    Exhibit A
                                    ---------


     --------------------------------------------------------------------
                    Date                                   Amount
                    ----                                   ------
     --------------------------------------------------------------------
               August 19, 1999                            $73,786
     --------------------------------------------------------------------
               August 19, 2000                            $73,786
     --------------------------------------------------------------------
               August 19, 2001                            $73,786
     --------------------------------------------------------------------
               August 19, 2002                            $73,786
     --------------------------------------------------------------------
               August 19, 2003                            $73,786
     --------------------------------------------------------------------
               August 19, 2004                            $30,786
     --------------------------------------------------------------------
               August 19, 2005                            $30,786
     --------------------------------------------------------------------
               August 19, 2006                            $30,786
     --------------------------------------------------------------------
               August 19, 2007                            $30,786
     --------------------------------------------------------------------
               August 19, 2008                            $30,786
     --------------------------------------------------------------------
               August 19, 2009                            $30,786
     --------------------------------------------------------------------
               August 19, 2010                            $30,786
     --------------------------------------------------------------------
               August 19, 2011                            $30,786
     --------------------------------------------------------------------
               August 19, 2012                            $30,786
     --------------------------------------------------------------------
               August 19, 2013                            $30,786
     --------------------------------------------------------------------
               August 19, 2014                            $30,786
     --------------------------------------------------------------------

                                    Exhibit B
                                    ---------


     --------------------------------------------------------------------
                    Date                                  Amount
                    ----                                  ------
     --------------------------------------------------------------------
               August 19, 1999                            $73,786
     --------------------------------------------------------------------
               August 19, 2000                            $73,786
     --------------------------------------------------------------------
               August 19, 2001                            $73,786
     --------------------------------------------------------------------
               August 19, 2002                            $73,786
     --------------------------------------------------------------------
               August 19, 2003                            $73,786
     --------------------------------------------------------------------
               August 19, 2004                            $30,786
     --------------------------------------------------------------------
               August 19, 2005                            $30,786
     --------------------------------------------------------------------
               August 19, 2006                            $30,786
     --------------------------------------------------------------------
               August 19, 2007                            $30,786
     --------------------------------------------------------------------
               August 19, 2008                            $30,786
     --------------------------------------------------------------------
               August 19, 2009                            $30,786
     --------------------------------------------------------------------
               August 19, 2010                            $30,786
     --------------------------------------------------------------------
               August 19, 2011                            $30,786
     --------------------------------------------------------------------
               August 19, 2012                            $30,786
     --------------------------------------------------------------------
               August 19, 2013                            $30,786
     --------------------------------------------------------------------
               August 19, 2014                            $30,786
     --------------------------------------------------------------------